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                                                                    EXHIBIT i(2)




                                 THE LAW FIRM OF
                               HAMADA & MATSUMOTO

Kasumigaseki Building, 25th Floor                     Fax: 03-3581-4713 - 4715
2-5, Kasumigaseki 3-Chome                                  03-3592-0912, 0916
Chiyoda-Ku, Tokyo 100, Japan                               03-5251-7985 (G4)
Tel: 03-3580-3377                                     TLX: J28844 HYLAW


                                                               February 24, 2000


Warburg, Pincus Japan Small Company Fund, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

We have acted as counsel to Warburg, Pincus Japan Small Company Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, as to matters of Japanese law.

We hereby confirm that the information concerning Japanese law set forth under the caption "Additional Information Concerning Taxes -- Foreign Taxes" in the statement of additional information ("SAI") contained in the Fund's Registration Statement on Form N-1A, as amended (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the SAI and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.


                                           Very truly yours,

                                           HAMADA & MATSUMOTO



                                           By: /s/ Yogo Kimura
                                               --------------------------------
                                               Attorney-at-law
                                               Yogo Kimura